UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 22, 2006

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                            INKSURE TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     0-24431                   84-1417774
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)        (IRS EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

                        1770 N.W. 64TH STREET. SUITE 350
                            FORT LAUDERDALE, FL 33309
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 772-8507

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 22, 2006, InkSure Technologies Inc., a Delaware corporation (the "COMPANY") entered into Amendment No. 1 (the "AMENDMENT") to the employment agreement with Elie Housman, the Chairman and Chief Executive Officer of the Company (the "EMPLOYMENT AGREEMENT") as of August 22, 2006.

     The Amendment extends the term of the Employment Agreement, which expired on February 6, 2006, for a further term of two years, with retroactive effect, such that the Employment Agreement will now expire on February 6, 2008.

     Aside from the Employment Agreement, there is no direct or indirect material interest in any transactions or any relationships between the Company and its affiliates, on the one hand, and Mr. Housman, on the other.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On August 22, 2006, Mr. Pierre L. Schoenheimer was appointed to the board of directors of the Company by unanimous vote of the directors, filling the current vacancy on the board. With Mr. Schoenheimer's appointment, there are now eight directors sitting on the Company's board of directors.

     In consideration for his service on the Company's board of directors, the Company granted Mr. Schoenheimer an option, under the Company's 2002 Employee, Director and Consultant Stock Option Plan, to purchase up to 10,000 shares of the Company's common stock at an exercise price of $1.85 per share, which options fully vest on February 1, 2007.

     Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Schoenheimer and any other person pursuant to which Mr. Schoenheimer was selected as director. There are no transactions to which the Company is a party and in which Mr. Schoenheimer had a material interest that are required to be disclosed under Item 404(a) and (b) of Regulation S-B. Mr. Schoenheimer has not previously held any positions with the Company. Mr. Schoenheimer has no family relations with any directors or executive officers of the Company.

     Mr. Schoenheimer is the Managing Director of Radix Organization, Inc., a private investment banking firm, which he founded in 1970. He is also the Chairman of LDJ Resources, Inc., a family investment corporation; the Chairman of Plampton, Ltd., a personal investment company, which he founded in May 1999; and a director of Atelier 4, a logistics firm specializing in the care and transport of fine art and antiquities, which he joined in November 2005. From January 1998 until December 2005, Mr. Schoenheimer was a Principal of Radix Capital Management, LLC a General Partner in the Austin Capital & Radix Sterling Fund, Ltd., a Fund of Hedge Funds, which he also co-founded. From 1979 until June 1995, he was the Chairman of Radix Ventures, Inc. (OTC), an international Customhouse Broker and Freight Forwarder, which merged into Air Express International (NASDAQ), a global logistics provider, which was then subsequently bought by Deutsche Post. Mr. Schoenheimer received his B.A. from the New England College B.A. (1953), his M.S. in Business from Columbia University (1972) and participated in the Owner/President Management Program (OPM) at Harvard University (1986-88).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INKSURE TECHNOLOGIES INC.
Dated:  August 28, 2006


                                            By: /s/ Elie Housman
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                                            Elie Housman
                                            Chairman and Chief Executive Officer